EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 21, 2012 in the Amendment No. 1 to the Registration Statement (File No. 333-183456) and related Prospectus of Guggenheim Defined Portfolios, Series 959.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
September 21, 2012